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                                                                     EXHIBIT 5.1


                         LEGAL OPINION OF KUTAK ROCK LLP

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                                 KUTAK ROCK LLP

                               THE OMAHA BUILDING                  ATLANTA
                               1650 FARNAM STREET                  DENVER
                                                                   CHICAGO
                           OMAHA, NEBRASKA 68102-2186              KANSAS CITY
                                                                   LINCOLN
                                  402-346-6000                     LITTLE ROCK
                             Facsimile 402-346-1148                NEWPORT BEACH
                                                                   OKLAHOMA CITY
                                www.kutakrock.com                  PASADENA
                                                                   RICHMOND
                                                                   SCOTTSDALE
                                                                   WASHINGTON

                                 April 25, 2001

America First Mortgage Investments, Inc.
399 Park Avenue
36th Floor
New York, NY  10022

     Re:  America First Mortgage Investments, Inc. Common Stock

Ladies and Gentlemen:

     We have acted as counsel for America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 8,625,000 shares of common stock of the Company (the "Shares") to be sold by the Company.

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-2 and Item 601(b)(5)(i) of Regulation S-K.

     In the course of such representation, we have examined, among other things, the form of underwriting agreement filed as an exhibit to an amendment to the Registration Statement (the "Underwriting Agreement") and such corporate records, certificates of public officials and other documents we deemed relevant and appropriate.

     Based on the foregoing, we are of the opinion that, when sold in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.


                                        Very truly yours,


                                        /s/ Kutak Rock LLP